UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2008

EXPRESSJET HOLDINGS, INC. (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-31300 (Commission File Number)	76-0517977 (IRS Employer Identification No.)

700 North Sam Houston Parkway West, Suite 200 Houston, Texas (Address of principal executive offices)		77067 (Zip Code)

832-353-1000 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item	2.02	Results of Operations and Financial Condition.

On November 5, 2008, we issued a press release announcing our results of operations for the third quarter 2008.  The press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

Item	8.01	Other.

Our board of directors has authorized the repurchase of up to an additional $5 million of our securities under our previously announced securities repurchase program.  Under the program, the company may repurchase its common stock and its 11.25% Convertible Notes due 2023 from time to time.  Additional information regarding the securities repurchase program is available in our periodic reports.  The repurchase authorization does not have an expiration date and the pace of repurchase activity will depend on factors such as working capital needs, the price of our securities and economic and market conditions.  The securities repurchase program may be accelerated, suspended, delayed or discontinued at any time.

Item	9.01	Financial Statements and Exhibits.
		99.1 Press Release

SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXPRESSJET HOLDINGS, INC. (Registrant)
Date: November 5, 2008	/s/ Phung Ngo-Burns
Phung Ngo-Burns Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

99.1	Press Release